                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 14c
                                 (Rule 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENTS

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

Check the appropriate box:

[ ]   Preliminary Information Statement     [  ]    Confidential, for use of the
                                                    Commission only (as per-
[X]   Definitive Information Statement              mitted by Rule 14c-5(d)(2)

                                 REALAMERICA CO.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-6978                  61-8623857
          --------                      ------                  ----------
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


                5210 McKinney Avenue, Suite 300, Dallas TX 75205
                ------------------------------------------------
           (Address of principal executive offices including zip code)
                                 (214) 526-0940
                                 --------------
               (Registrant's telephone number including area code)



Payment of Filing Fee:

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
            (1)  Title of each class of securities to which transaction applies:
            (2)  Aggregate number of securities to which transaction applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            (4)  Proposed maximum aggregate value of transaction:
            (5)  Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount previously paid:
            (2)  Form, Schedule, or Registration No.:
            (3)  Filing Party:
            (4)  Date Filed:


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                                 RealAmerica Co.
                         5210 McKinney Avenue, Suite 300
                                Dallas, TX 75205

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

         This Information Statement has been filed with the U. S. Securities and Exchange Commission (the "SEC") and transmitted on or about August 6, 1999 to the holders of record on July 15, 1999 (the "Record Date") of shares of Class B Common Stock, par value $.001 per share (the "Common Stock") of RealAmerica Co., a Delaware corporation (herein alternately referred to as "RealAmerica" or the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following actions, (hereinafter referred to as the "Share Amendments"):

         Action No. 1: Increase in authorized share capital from 10,500,000 voting shares of the Common Stock to 50,000,000 voting shares of Common Stock, with such action made effective as of August 26, 1999 pursuant to Rule 14(c)2(b) of the Exchange Act being at least twenty (20) days from the date of this Information Statement and at least 20 days before action is taken.

         Action No. 2: Acknowledgment by the Board of Directors of the intended conversion of 96,000 shares of Class A Preferred Stock (the "Preferred Stock") in the Company by all of the holders thereof into shares of the Common Stock at the rate of 402 shares of Common Stock for each share of Preferred Stock, with such action made effective as of August 26, 1999 (the "Conversion"). A copy of the Election to Convert Preferred Stock whereby the Conversion will be effected is attached hereto as Exhibit "A" and incorporated herein by reference.

         Action No. 3: A reverse split of the Company's Common Stock at a ratio of one (1) new Class B Common Share (par value $.001/share) for each eight (8) previous Class B Common Shares (par value $.001/share) held by all stockholders as of the Record Date. As a result each previous share is reclassified into one-eighth (1/8) of a share and each stockholder, if any, who previously held less than eight (8) shares would now hold a fractional share. Although the issuance of fractional shares is provided for by Delaware statute, the Company will issue to each stockholder of the Company otherwise entitled to receive a fractional share of Common Stock, a whole share of Common Stock in lieu of such fractional share.

                               VOTING SECURITIES.

         This Information Statement is being mailed on or about August 6, 1999 to all shareholders of record as of the Record Date. The Company's Board of Directors on

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August 5, 1999 approved the Share Amendments, subject to stockholder approval.
The Share Amendments will be incorporated as an amendment to the corporate charter of the Company in the State of Delaware on or about August 26, 1999.

         As of the close of business on July 15, 1999 the Company had 48,487,142 shares of Class B Common Stock issued and outstanding after giving effect to the Conversion, each share being entitled to one (1) vote with respect to the Share Amendments.

         The Board of Directors expects stockholders who hold a majority of the issued and outstanding shares of Class B Common Stock to execute a written consent in favor of the Share Amendments which shall become effective as of August 26, 1999 in accordance with Rule 14(c)-2(b) of the Exchange Act. A copy of the aforementioned Written Consent of Shareholders is attached hereto as Exhibit "B" and incorporated herein by reference.

         Stockholders of the Company as of the Record Date are entitled to notice of the corporate action taken by written consent of holders of the issued and outstanding Common Stock, which notice is hereby given to those stockholders and the SEC. Such action will be effective twenty (20) calendar days following the mailing of this Information Statement pursuant to Rule 14(c)-2(b) of the Exchange Act.

                        PURPOSE OF THE SHARE AMENDMENTS.

         It is the intent of the Company to reduce the number of outstanding shares of Common Stock in keeping with reasonable market perception and understanding of the business of the Company. The Board of Directors believes that the reverse split of the Common Stock will serve the Company well in the future in terms of market recognition; and the anticipated higher share price for fewer issued shares may better reflect a reasonable valuation of the business activities of the Company, of its revenues, and of its relative size among its competitors.

         A review of the shareholder list by the Board of Directors as of the Record Date reveals that no stockholder should be left with a fractional holding or be otherwise eliminated or impaired in terms of voting rights.

         The Share Amendments also serve to clarify the share capital structure to the market and the understanding of the capitalization of the Company by the public via the Conversion of the Preferred Stock. By consolidating all ownership of the Company in one class of voting stock, with each share and each stockholder on a fair and equitable basis, investors will be better informed of issues such as dilution, relative public float, and control of the Company.


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                                   SIGNATURES.

         Pursuant to the requirements of the Exchange Act the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RealAmerica Co.



                                           BY:  /s/ George E. Burch III
                                                -----------------------
                                                    George E. Burch III
                                                    President

                                           Date:  August 6, 1999


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                                   EXHIBIT "A"

                       ELECTION TO CONVERT PREFERRED STOCK

         This Election to Convert Preferred Stock is made effective August 26, 1999 by all of the holders of Class A Convertible Preferred Stock in RealAmerica Co. (the "Company") pursuant to a certain Certificate of Designation, Voting Powers and Rights dated February 24, 1997.

         The said Certificate of Designation, Voting Powers and Rights was created by the Company pursuant to authority conferred upon the Board of Directors by the Company's Certificate of Incorporation, as amended and pursuant to the provisions of Section 151 of the General Corporation Law of the state of Delaware, as amended. Said Board of Directors, pursuant to a Unanimous Consent to Action Without a Meeting, dated February 20, 1997, unanimously adopted the enabling resolutions providing for the creation and issuance of a new series of shares of the Company's authorized preferred stock designated as "Series A Convertible Preferred Stock".

         According to paragraph 7 of said Certificate of Designation, Voting Powers and Rights all of the holders of the Series A Convertible Preferred Stock desire to effect a voluntary conversion of each and every share of Series A Convertible Preferred Stock into a number of fully paid and non-assessable shares of the Company's Class B Common Stock computed by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by 402 to determine the number of shares of Class B Common Stock to be issued. For this purpose and by the execution hereof all holders of Series A Convertible Preferred Stock herewith surrender all shares of Series A Convertible Preferred Stock to the Company at the offices of the Company at 5210 McKinney Avenue, Suite 300, Dallas, Texas 75205.

         The number of shares of Series A Convertible Preferred Stock surrendered and converted hereunder and the number of shares of Class B Common Stock to be issued therefor appear adjacent to the signature of each shareholder.

         IN WITNESS WHEREOF, this Election to Convert Preferred Stock is executed this 26th day of August, 1999; provided, however that the aforementioned effective date of August 26, 1999 is twenty days from the date of execution hereof and twenty days before any action is taken hereunder pursuant to Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended.

                                                       No. of shares          No. of shares
                                                     of Preferred Stock:    of Common Stock:
                                                     -------------------    ----------------
William H. Bruyere                                          5,554                 2,276,928
By:
---------------------------------------------


George E. Burch III                                        43,872                17,636,544
By:
---------------------------


Framlington Russian Investment Fund                        33,312                13,391,424
By:
-------------------------------------

Corsan, Ltd.                                                  864                   347,328
By:
--------------------------------------

Bryan Burch                                                 1,632                   656,064
By:
---------------------------------------------

Frontier Freight Forwarders, Inc.                           7,776                 3,125,952
By:
--------------------------------------

Charles P. Miller, Esq                                        576                   231,552
By:
------------------------------

Primo's N.V                                                 2,304                   129,375
By:
------------------------------------

                                                -------------------------------------------
                                                Totals:    96,000                38,592,000


                                   EXHIBIT "B"

                               WRITTEN CONSENT OF
                               THE STOCKHOLDERS OF
                                 REALAMERICA CO.

         The undersigned, being the requisite number of stockholders, necessary to act under Section 216 of the Delaware General Corporation Law, of RealAmerica Co., a Delaware Corporation (the "Company"), pursuant to Section 228 of the Delaware General Corporation Law, hereby execute this Written Consent and approve and ratify the resolutions set forth herein with the same force and effect as if such resolutions were approved and ratified at a special meeting of the stockholders of the Company duly called and held for the purpose of acting upon proposals to adopt such resolutions:

RESOLUTION NO.1:

         RESOLVED, that the authorized share capital of the Company be and is hereby increased to 50,000,000 shares of Class B Common Stock with such action made effective as of August 26, 1999 being more than 20 days from the date hereof and more than 20 days before this action is taken pursuant to Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended.

RESOLUTION NO. 2:

         RESOLVED, that each eight (8) shares of Class B Common Stock, par value $.001 per share, issued and outstanding at the close of business on the 15th day of July, 1999 is hereby automatically and without further action reclassified, converted and combined into one (1) of a fully paid and nonassessable share of Class B Common Stock par value $.001 per share; provided that no fractional shares of Class B Common Stock shall be issued as a result of the reclassification, conversion and change. The Company shall issue to each stockholder of the Company otherwise entitled to receive a fractional share of Class B Common Stock, a whole share of Class B Common Stock in lieu of such fractional share.

         FURTHER RESOLVED, that any officer of the Company is hereby authorized and directed, to execute and deliver all further agreements, instruments and documents, and to take all other action, which he may deem convenient or proper in connection therewith.

         IN WITNESS WHEREOF, the undersigned hereby executed this consent this 26th day of August, 1999.

George E. Burch III                                           Frontier Freight Forwarders, Inc.

By:                                                           By:
    -----------------------                                       -----------------------

Framlington Russian Investment Fund                           Charles P. Miller, Esq.

By:                                                           By:
    ----------------------------                                  ---------------------

Primo's N.V.                                                  William H. Bruyere

By:                                                           By:
    ----------------------                                        -------------------------------------

Corsan, Ltd.                                                  Bryan Burch

By:                                                           By:
    ----------------------------------                            -------------------------------------